SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 1, 2013 (September 26, 2013)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On September 26, 2013, Mr. Robert D. Taylor was informed that he will no longer serve on the board of directors (the “Board”) of Inergy GP, LLC, (“NRGY GP”), the general partner of Inergy, L.P. (the “Partnership”) effective as of the closing of the previously announced merger of Crestwood Midstream Partners LP with a subsidiary of Inergy Midstream, L.P. (the “Proposed Merger”).

(d) Appointment of Directors

On September 30, 2013, Messrs. Alvin Bledsoe, Randy E. Moeder and John Somerhalder were appointed to the Board, effective as of the closing of the Proposed Merger. It is expected that Messrs. Bledsoe and Moeder will serve on the Audit Committee of the Board and that Messrs. Moeder and Somerhalder will serve on the Conflicts Committee of the Board.

On September 26, 2013, Mr. Moeder resigned from the board of directors of NRGM GP, LLC, the general partner of Inergy Midstream, L.P. (“NRGM”), effective as of the closing of the Proposed Merger. The Partnership indirectly owns NRGM GP, LLC.

Messrs. Bledsoe, Moeder and Somerhalder will be compensated in accordance with NRGY GP’s compensation policy for non-employee directors as described in the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, which compensation policy is currently under review as part of the Proposed Merger. There are no arrangements or understandings between Messrs. Bledsoe, Moeder and Somerhalder and any other person pursuant to which Messrs. Bledsoe, Moeder and Somerhalder were appointed to the Board, and there are no relationships between Messrs. Bledsoe, Moeder and Somerhalder and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Pursuant to the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, Messrs. Bledsoe, Moeder and Somerhalder will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

Item 7.01	Regulation FD Disclosure.

On October 1, 2013, the Partnership issued a press release announcing the appointment of Messrs. Bledsoe, Moeder and Somerhalder to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated October 1, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	Inergy GP, LLC, its General Partner

Date: October 1, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer